Exhibit 1.1

PACCAR FINANCIAL CORP.

Medium-Term Notes, Series L

DISTRIBUTION AGREEMENT

November 7, 2006

To the several Agents
who are signatories hereto

Dear Sirs:

PACCAR Financial Corp., a Washington corporation (the “Company”), proposes to issue from time to time its Medium-Term Notes, Series L (the “Securities”) to be issued pursuant to the indenture, dated as of December 1, 1983, as amended by the first supplemental indenture dated as of June 19, 1989 (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”).  It is understood, however, that the Company may from time to time authorize the issuance of additional Securities and that such additional Securities may be sold pursuant to the terms of this Distribution Agreement (the “Agreement”), as though the issuance of such Securities were authorized as of the date hereof.

This Agreement provides both for the sale of Securities and any other securities that may be offered by post-effective amendment to the Registration Statement (as hereinafter defined) by the Company directly to purchasers through the Agents, in which case the Agents will act as agents of the Company in soliciting Security purchasers, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principals for resale to purchasers.  Additional terms of any sale of Securities to the Agents as principals will be set out in a Terms Agreement (as hereinafter defined) relating to such sale, all as more fully provided herein.

Subject to the terms and conditions stated herein and subject to the reservations by the Company of the right to sell Securities directly to investors on its own behalf or to one or more underwriters for resale to the public, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Securities from the Company by others, (ii) agrees that it will sell Securities only to or through the Agents or other agents appointed from time to time by the Company pursuant to agreements having terms not more favorable to such agents or the Company than the terms and conditions of this Agreement and (iii) agrees that whenever the Company determines to sell Securities directly to the Agents as principals for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.  The Company shall give the Agents prior notice of the appointment of any additional agents for the purpose of soliciting purchasers of the Securities.  The Company will notify each Agent of the amount of Securities from time to time remaining unsold and of such other information as may be reasonably necessary to prevent inadvertent solicitations for sales in excess of the amount of Securities then remaining unsold.

SECTION 1.          Representations and Warranties.

(a)           The Company represents and warrants as of the date hereof (unless otherwise set forth below), as of the time of each acceptance by the Company of any offer for the purchase of any Securities  (whether to such Agent as principal or through such Agent as agent) (each such time being an “Applicable Time”), as of the date of each delivery of the Securities (the date of each such delivery to an Agent as principal or through such Agent as agent is referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented, and as of the times referred to in Sections 6(a), 6(b) and 6(c) hereof (each of the times referenced above is referred to herein as a “Representation Date”), as follows:

(i)            The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-            ) which provides for the registration of the Securities, under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “Rules and Regulations”), and the Company has filed such post-effective amendments thereto as may be required prior to any acceptance by the Company of an offer for the purchase of Securities.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ii)           Such registration statement (as so amended, if applicable) is referred to herein as the “Registration Statement”; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Securities), in the form furnished to the Agents for use in connection with the offering of the Securities, is herein called the “Prospectus;” provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  A “preliminary prospectus” shall be deemed to refer to any prospectus, any prospectus supplement and/or pricing supplement used before the acceptance by the Company of an offer for the purchase of Securities which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(iii)          (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Rules and Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in

Rule 405 of the Rules and Regulations (“Rule 405”), and has not been and is not an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form.

(iv)          The Registration Statement became effective upon filing under Rule 462(e) of the Rules and Regulations (“Rule 462(e)”) on November 6, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(v)           At the respective times that the Registration Statement and each amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the Rules and Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi)          The Prospectus and each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, when so filed, complied in all material respects with the Rules and Regulations; each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of Securities are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)         Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Rules and Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Rules and Regulations (“Rule 163”) and such offer otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) made available by the Company for use by the applicable Agent(s) as of the Applicable Time and the applicable Final Term Sheet (as defined in Section 3(d) hereof), if any, relating to the offering of the Securities, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means (i) the prospectus relating to various securities of the Company, including the Securities, that is included in the Registration Statement and (ii) the prospectus supplement relating to the Securities and any preliminary pricing supplement relating to the Securities of a particular series.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Agents as described in Section 3(k), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent through the Agents expressly for use therein.

(viii)        The Company is not in violation of its corporate charter or bylaws; the Company is not in default in the observance or performance of any obligation, agreement, indenture or instrument, the effect of which default would be material to the Company. The execution, delivery and performance of this Agreement and any applicable Terms Agreement, the Indenture and the Securities, compliance by the Company with the provisions of the Securities and the Indenture, have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default in the observance or performance of, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company. Except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, any applicable Terms Agreement and the Indenture or in connection with the sale of Securities hereunder, the failure to obtain which consent, authorization or order or make which filing or registration would be material to the Company.  The Company has no subsidiaries within the meaning of Rule 405 of the Rules and Regulations.

(ix)           From the dates as of which information is given in the Registration Statement, General Disclosure Package and the Prospectus, and except as described therein or in any amendment or supplement thereto (a) there has not been any material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company, (b) there has been no material transaction entered into by the Company other than those in the ordinary course of business, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except as disclosed in the financial statements incorporated by reference in the Prospectus, (d) there has been no amendment to the support agreement between the Company and PACCAR Inc (“PACCAR”) as amended and restated on June 19, 1989.

(x)            Ernst & Young LLP, whose report appears in the Company’s Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent auditors as required by the Act and the Rules and Regulations.

(xi)           The Indenture has been validly authorized, duly executed and delivered by the Company, and constitutes the legally binding obligation of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States).

(xii)          When the Securities are offered for sale pursuant hereto and to any applicable Terms Agreement, they will have been validly authorized for issuance and sale pursuant to this Agreement or such Terms Agreement and, upon delivery and payment therefor as provided in this Agreement, any applicable Terms Agreement and the Indenture will be validly issued and outstanding, and will constitute legally binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to creditors’ rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States); the Securities will be in a form previously certified to the Agents and contemplated by the Indenture and entitled to the benefits of the Indenture.

(xiii)         The descriptions of the Securities and the Indenture contained in the Prospectus fairly present the information required with respect thereto in all material respects.

(xiv)        PACCAR has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; and the Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition, and has the power and authority necessary to own or hold its properties and to conduct the business in which it is presently engaged.

(xv)         Except as described in the General Disclosure Package and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change in the financial condition, results of operations, business, property or prospects of the Company or which is required to be disclosed in the Registration Statement and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected  to result in a material adverse change.

(xvi)        The financial statements filed as part of or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present, and will present as of each applicable Representation Date, fairly, the financial condition and results of operations of the Company, at the dates and for the periods indicated therein, and have been, and will be as of each applicable Representation Date, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

(xvii)       The documents incorporated by reference in the Registration Statement and the Prospectus have been, and will be as of each applicable Representation Date, prepared by the Company in conformity in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and such documents have been, or will be as of each applicable Representation Date, timely filed as required thereby.

(xviii)      There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

(xix)         All the authorized, issued and outstanding capital stock of the Company has been duly authorized, is validly issued, fully paid and nonassessable and is owned, of record and beneficially, by PACCAR Financial Services Corporation (“PFSC”), a direct subsidiary of PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance, except as described in the General Disclosure Package and the Prospectus.

(xx)          The Company has all licenses for the conduct of its business which the failure to have would have a material adverse effect on the business of the Company and all licenses are valid and in full force and effect; and the Company has not received any notice of proceedings relating to the revocation or modification of such licenses which, singly or in the aggregate, if subject to an unfavorable decision, would result in an adverse effect.

(xxi)         The Medium-Term Note program under which the Securities are issued (the “Program”), as well as the Securities, are rated A1 by Moody’s Investors Service and AA- by Standard & Poor’s, or such other rating as to which the Company has most recently notified the Agents pursuant to Section 3(e) hereof.

(xxii)        The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.

(xxiii)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(b)           Any certificate signed by any officer of the Company and delivered to an Agent or to its counsel in connection with an offering of Securities or the sale of Securities to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

SECTION 2.         Agents.

(a)           Solicitations as Agent.  On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus.  The Agents shall not appoint sub-agents.  The Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Securities purchased by the Agents as principal for resale to others, and the Agents may allow any portion of the discount they have received in connection with such purchases from the Company to such brokers or dealers.

The Agents shall offer the Securities at such times, in such amounts and maturities and at such rates of interest as the Company shall authorize, but the Company shall not approve the solicitation of purchases of Securities in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Securities registered pursuant to the Registration Statement.  The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or of otherwise monitoring the availability of Securities for sale under the Registration Statement.  The Agents shall furnish a copy of the Prospectus to each offeree to the extent required by the Act. The Agents shall not offer to sell to or solicit offers to buy from any person in any state or jurisdiction otherwise than in conformity with the Blue Sky Memorandum referred to in Section 4.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities, commencing at any time, for a period of time or permanently.  Promptly after receipt of telephonic, or written notice from the Company, the Agents will suspend solicitation of purchases of the Securities from the Company until such time as the Company has advised them that such solicitation may be resumed.

Promptly upon the closing of the sale of any Securities, the Company agrees to pay the appropriate Agent a commission (or allow such Agent a discount) in the currency in which such Securities are denominated equal to a percentage of the principal amount of each of the Securities sold by the Company as a result of a solicitation made by such Agent during the term of this Agreement as set forth in Schedule A hereto.

The Agents are authorized to solicit orders for the Securities in such denominations (in U.S. dollars or in another currency), upon such terms and at such prices as the Company shall authorize and shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Securities.  Unless otherwise specifically authorized, the Agents shall solicit orders only for the purchase of Securities (i) at 100 percent of their principal amount and (ii) denominated in U.S. dollars in the amount of $1,000 or any integral multiple of $1,000.  Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent.  The Company shall have the sole right to accept offers to purchase the Securities and may in its absolute discretion reject any such offer in whole or in part.  The Company shall have no liability to any Agent for any commission for its rejection of any offer or its failure to consummate any sale.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Securities received by it in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(b)           Purchases as Principal.  Each sale of Securities to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and the Agent shall otherwise agree) in a separate agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Agent.  Each such separate agreement (which may be an oral agreement) between an Agent and the Company is herein referred to as a “Terms Agreement.”  Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent.  Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto.  An Agent’s commitment to purchase Securities as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify (i) the principal amount of Securities to be purchased by such Agent pursuant thereto, (ii) the price to be paid to the Company for such Securities (which shall be at a discount, if any,  as specified in a Terms Agreement), (iii) the time and place of delivery of and payment for such Securities, (iv) any provisions relating to the rights of and any default by any broker or dealer acting together with such Agent in the reoffering of the Securities, and (v) such other provisions (including further terms of the Securities) as may be mutually agreed upon.  The Agents may utilize a selling or dealer group in connection with the resale of the Securities purchased and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.  Such Terms Agreement shall also specify the requirements for the stand-off agreement, officer’s certificate, opinions of counsel and comfort letter pursuant to Sections 3(l), 5(b), 5(c), 5(e) and 5(f) hereof.

Securities to be purchased by an Agent as principal are herein called the “Purchased Securities.”  Purchased Securities will be represented by a global certificate (the “Book-Entry Securities”) registered in the name of the depositary (the “Depositary”) specified in the Prospectus or by certificates issued in definitive form (the “Certificated Securities”).  Delivery of Certificated Securities shall be made to the Agent and delivery of Book-Entry Securities shall be made to the Trustee as agent for the Depositary for the account of the Agent, in either case, against payment by the Agent of the purchase price to or upon the order of the Company in the funds specified in the applicable Terms Agreement.  Certificated Securities shall be registered in such names and in such denominations as the Agent may request not less than two full business days prior to the applicable Closing Date (as defined below).  The Company will have Certificated Securities available for inspection, checking and packaging by the Agent in the city in which delivery and payment is to occur, not later than 2 p.m., on the business day prior to the applicable Closing Date.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal and one or more of such Agents shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)          if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Closing Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(b)         if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Closing Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c)           Administrative Procedures.  Administrative procedures respecting the sale of Securities shall be agreed upon from time to time by the Agents and the Company (the “Procedures”).  The several Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

(d)           Closing Date.  The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on the date hereof or, with respect to any particular Agent, such other date and time as such Agent and the Company may agree upon in writing (the “Closing Date”).

(e)           Other Debt Securities.  Nothing contained herein, other than Section 3(l) hereof, shall limit the right of the Company to authorize and issue debt securities, including medium-term notes other than the Securities, under the Indenture or otherwise.

(f)            Reliance.  The Company and the Agents agree that any Securities the placement of which the Agents arrange shall be placed by the Agents, and any Securities purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 3.         Covenants of the Company.

The Company covenants and agrees:

(a)           To furnish promptly to each Agent a signed copy of the Registration Statement as filed with the Commission and each amendment or supplement thereto, and a copy of the General Disclosure Package and each Prospectus with respect to the Securities filed with the Commission, including all supplements thereto and all documents incorporated therein by reference, and all consents and exhibits filed therewith.  The Registration Statement and each amendment thereto and the Prospectus and each amendment and supplement thereto so furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           To deliver promptly to each Agent such number of the following documents as each Agent may reasonably request: (i) conformed copies of the Registration Statement and any new registration statement (excluding exhibits other than the computation of the ratios of earnings to fixed charges, the Indenture and this Agreement), (ii) the General Disclosure Package  and Prospectus with respect to the Securities, and (iii) any documents incorporated by reference in any Prospectus with respect to the Securities (excluding exhibits).

(c)           To file with the Commission, during any period in which any Prospectus is required by law to be delivered in connection with sales of the Securities, any amendment or supplement to the Registration Statement, any new registration statement or any Prospectus that is required by the Act or the Rules and Regulations, and all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(d)           Prior to filing with the Commission during any period in which the Prospectus is required by law to be delivered in connection with sales of Securities (i) any amendment or supplement to the Registration Statement and any new registration statement, (ii) any Prospectus or any amendment or supplement thereto, or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the counsel for the Agents and to allow the Agents and counsel for the Agents a reasonable opportunity to comment thereon and, between the date of delivery of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, not to file any such document to which the applicable agent reasonably objects.  Unless otherwise notified by the Agents, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Securities, in form and substance satisfactory to the Agents, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established.

(e)           To advise each Agent promptly (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to or covering the Securities becomes effective, (ii) the receipt of any comments from the Commission, (iii) of any request by the Commission for an amendment or supplement to the Registration Statement or the filing of any new registration statement or any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (v) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (vi) of the occurrence of any event which causes the Registration Statement or such new registration statement or the General Disclosure Package or any Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (vii) any change in the rating assigned by any nationally recognized statistical rating organization (“NRSRO”) to the Program or any debt securities (including the Securities) of the Company, or the public announcement by any NRSRO that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by an NRSRO of its rating of the Program or any such debt securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus (including, without limitation, any pricing supplement) transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus (including, without limitation, any pricing supplement).  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(f)            The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(g)           If, during any period in which the Prospectus is required by law to be delivered in connection with sales of the Securities, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(h)           To make generally available to its security holders, as soon as practicable but in no event later than 90 days after each twelve-month period identified below, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act or the Rules and Regulations) covering the twelve-month period beginning not later than the first day of the fiscal quarter next following each date which (i) under Section 11(a) of the Act and the Rules and Regulations is an effective date of the Registration Statement for purposes of said Section 11(a), and (ii) is not later than the last sale hereunder.

(i)            So long as any of the Securities are outstanding, to furnish to each Agent not later than the time the Company makes the same generally available to others, copies of all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(j)            To endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as we may agree upon and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(k)           The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agents and will file the Prospectus, including such Pricing Supplement pursuant to Rule 424(b)(3) (or any rule succeeding or replacing such rule) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

(l)            If at any time during the term of this Agreement any event shall occur or any condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either of such counsel, to amend or supplement the Registration Statement or the Prospectus or to file a new registration statement in order to comply with the requirements of the Act or the Rules and Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Securities in the Agents’ capacity as agent and to cease sales of any Securities the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement or a new registration statement, whether by filing documents pursuant to the Exchange Act, the Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, any new registration statement and Prospectus comply with such requirements.  The Company shall not be required to comply with the provisions of this subsection during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Securities in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Securities as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)          If provided in a Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to such Terms Agreement and commercial paper for other short-term debt with an original maturity of 270 days or less in the ordinary course of business) without such Agent’s prior consent.

(n)           The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus.

(o)           The Company represents and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 4(b), the Agents are authorized to use the information with respect to the final terms of the applicable Securities in communications conveying information relating to the applicable offering of Securities to investors.  Any such free writing prospectus consented to by the Company and the Agent(s) is hereinafter referred to as a “Permitted Free Writing

Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; provided, however, that any such treatment shall not convert a Permitted Free Writing Prospectus that would not otherwise constitute an Issuer Free Writing Prospectus into an Issuer Free Writing Prospectus solely due to such treatment.  Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Issuer and the Agents.

SECTION 4.         Payment of Expenses.

The Company will pay (i) the costs incident to its authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, any new registration statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of furnishing to the Agents copies of the Registration Statement filed and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, Permitted Free Writing Prospectus or Prospectus, any supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee and its counsel, (vi) the cost of any filings with the National Association of Securities Dealers, Inc., in respect of the Securities, (vii) the fees and disbursements of counsel to the Company, (viii) any fees payable to rating agencies in connection with the rating of the Securities, (ix) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this Agreement and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees and expenses of counsel for the Agents in connection therewith), and (x) all other costs and expenses incident to the Company’s performance of its obligations under this Agreement.

In addition, the Company agrees to pay the reasonable fees and disbursements of Sidley Austin LLP, counsel for the Agents in connection with the sale of the Securities.

SECTION 5.         Conditions of Obligations.

The obligations of an Agent to solicit offers to purchase the Securities will be subject to the continued accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and to the following additional conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no order shall have been issued by the Commission suspending or preventing the use of the General Disclosure Package or any Prospectus, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(b)           At the Closing Date, the Agents shall have been received the opinion, dated as of the delivery date thereof, of Bruce N. Holliday, Assistant General Counsel of PACCAR and counsel for the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

(i)            PACCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, PFSC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington.

(ii)           The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)          The Company is duly qualified and in good standing as a foreign corporation to transact business in each jurisdiction in which the failure so to qualify and be in good standing would materially adversely affect its business or financial condition.

(iv)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by PFSC, free and clear of any mortgage, pledge, lien, claim or encumbrance except as described in the Prospectus. The authorized, issued and outstanding shares of capital stock of PFSC have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by PACCAR.

(v)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.

(vi)          The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles).

(vii)         The Securities are in a form contemplated by the Indenture and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles).

(viii)        Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company which would affect the subject matter of this Agreement or which is required to be disclosed in the Prospectus and is not disclosed and correctly summarized therein.

(ix)           Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act.

(x)            The Company is not in violation of its corporate charter or bylaws or, to the best of such counsel’s knowledge after due inquiry, in default under any material agreement, indenture or instrument, the effect of which violation or default would be material to the Company.

(xi)           The execution, delivery and performance of this Agreement, and compliance by the Company with the provisions of the Securities and the Indenture, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel after due inquiry, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company; and, except as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the failure to obtain which consent, authorization or order to make which filing or registration would be material to the Company.

(xii)          The Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; such counsel shall also confirm that no facts have come to the attention of such counsel that gives them reason to believe that, as of the applicable effective date, the Registration Statement and any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the General Disclosure Package and, as of the applicable filing date, the Prospectus and any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           At the Closing Date, the Agents and the Company shall have received the opinion, dated as of the date of delivery thereof, of Perkins Coie LLP, counsel for the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

(i)            The descriptions of the Securities and the Indenture in the Registration Statement and each Prospectus fairly present the information required with respect thereto by Form S-3 in all material respects.

(ii)           The Indenture is qualified under, and complies in all material respects as to form with, the Trust Indenture Act.

(iii)          The Registration Statement has become effective under the Act; and, to the knowledge of such counsel no stop order suspending its effectiveness has been issued, and no proceeding for that purpose is pending or threatened by the Commission, no order of the Commission directed to any document incorporated by reference in any Prospectus has been issued and there are no proceedings of the Commission pending or threatened challenging the accuracy or adequacy of any such document.

(iv)          The Registration Statement, the General Disclosure Package and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; such counsel shall also confirm that no facts have come to the attention of such counsel that gives them reason to believe that, as of the applicable effective date, the Registration Statement and any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the General Disclosure Package and the Prospectus and any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           On or prior to the Closing Date, the Agents shall have been furnished such documents, certificates and opinions as it may reasonably request for the purpose of enabling it or Sidley Austin LLP, counsel for the Agents, to determine the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

(e)           At each Closing Date, the Agents shall have received a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that, to the best of such officer’s knowledge, the conditions set forth in

Section 5 (a) and (g) have been satisfied, and as to the continued accuracy of the representations and warranties of the Company set forth herein.

(f)            The Company has furnished to the Agents on the Closing Date a letter of Ernst & Young LLP, addressed to the Agents and dated the Closing Date, confirming that they are independent auditors within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than three business days prior to the date of such letter), the conclusions and findings of such accountants with respect to such financial information and other matters as reasonably requested by the Agents.

(g)           No order suspending the sale of the Securities in any jurisdiction designated pursuant to Section 3(i) hereof shall have been issued, and no proceeding for that purpose shall have been instituted or, to the knowledge of the purchasing Agent or the Company, shall be contemplated.

All opinions, letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Sidley Austin LLP, counsel to the Agents.

If any conditions specified in this Section shall not have been fulfilled in all material respects, the agency of any Agent under this Agreement may be terminated by such Agent by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of either the Company or such Agent, except with respect to any unpaid commission then owing to such Agent by the Company and except that Sections 3(g), 4, 7, 9 and 13 hereof shall remain in effect.

SECTION 6.         Additional Covenants of the Company.

The Company covenants and agrees that:

(a)           Each acceptance by the Company of an offer for the purchase of Securities through an Agent, and each delivery of Securities to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Securities relating to such acceptance, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

(b)           Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the

Securities or a change in the principal amount of Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to a sale of securities otherwise than through an Agent) or the Company files with the Commission any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to each Agent promptly a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to such Agent are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)           Each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to the sale of securities otherwise than through an Agent) or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause to be furnished promptly to each Agent and its counsel the written opinion or opinions of Bruce N. Holliday, and/or, at the option of the Company, of Perkins Coie LLP, dated the date of delivery of such opinion or opinions, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) hereof, but modified as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or opinions; provided, however, that in lieu of such opinion or opinions, counsel may furnish a letter to the effect that the Agents may rely on a prior opinion of such counsel which was to the same effect as the opinion in lieu of which such letter is given to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

(d)           Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause Ernst & Young LLP promptly to furnish each Agent a letter, dated the date of filing of such amendment, supplement or document with the Commission or the Closing Date, as the case may be, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 5(f) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of an Agent, should be covered by such letter.

SECTION 7.         Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Agent, each person, if any, who at the written request of such Agent and with the consent of the Company is participating with such Agent as the Company’s agent in the distribution of the Securities who is an “underwriter” within the meaning of Section 2(11) of the Act with respect to the distribution of the Securities (the “Participants”) and each director, officer or other person, if any, who controls such Agent or any Participant within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or such Participant or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, Issuer Free Writing Prospectus, General Disclosure Package or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Agent, each such Participant, and each such controlling person for any legal and other expenses reasonably incurred, as they are incurred, by it in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein; and provided, further, that this indemnity agreement shall not inure to the benefit of any Agent, any Participant, or any director, officer or other person, if any, controlling such Agent or any Participant, on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by such Agent or such Participant if (i) prior to the Applicable Time for such Securities, the Company shall have notified such Agent that the Issuer Free Writing Prospectus or the General Disclosure Package has been amended and shall have been filed, prior to the Applicable Time, with the Commission, (ii) such amended Issuer Free Writing Prospectus or General Disclosure Package was provided to such Agent sufficiently in advance of the Applicable Time so that such correcting Issuer Free Writing Prospectus or the General Disclosure Package could have been provided to such person prior to the Applicable Time, (iii) such amended Issuer Free Writing Prospectus or General Disclosure Package (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person prior to the Applicable Time, and (iv) such amended Issuer Free Writing Prospectus or General Disclosure Package would have cured the defect giving rise to such losses, liabilities, costs or claims.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or any Participant or any controlling person.

(b)           Each Agent shall severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred, as they are incurred, by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against such loss, claim, damage, liability or action.  The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

(c)           Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ a separate counsel and one local counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section if, in the reasonable judgment of the indemnified party, it is advisable for such indemnified party to be represented by separate counsel, but the fees and expenses of such counsel or such local counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or additional or different defenses such that the counsel retained by the indemnifying party to defend the indemnified party in such action cannot adequately represent the interests of the indemnified party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expense of such separate counsel shall be paid by the indemnifying party.  An indemnifying party shall not be liable for any claim or action settled without its consent. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section shall for any reason (other than as specified herein) be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party from the offering of the Securities, the relative fault of the indemnified party and the indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and an Agent on the other with respect to an offering shall be determined in light of the relation of the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company to the total commissions received by the Agent with respect to such offering.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities were offered by it to the public exceeds the amount of any damages which it shall have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Each Agent represents for purposes of Sections 7(a) and 7(b) that it has received a copy of the form of Prospectus the Company proposes to file with the Commission with respect to the Securities and that the Agent will be soliciting offers to purchase the Securities (subject to the conditions hereof) for sale as described therein.

SECTION 8.         Assistance by the Agents.

Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by the Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason.

SECTION 9.         Representations, Warranties and Agreements to Survive Delivery.

All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination of this Agreement or any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

SECTION 10.       Termination.

(a)           Termination of this Agreement.  This Agreement shall terminate when the Agents shall have been advised by the Company that all of the Securities have been sold and the purchase price therefor has been paid and the Securities delivered to the purchasers thereof.  This Agreement may be terminated (except with respect to offers to purchase Securities which have been accepted by the Company or a Terms Agreement has been executed) for any reason, at any time, by either the Company or such Agent, upon the giving of one day’s written or telegraphic notice of such termination to the other.

(b)           Termination of a Terms Agreement.  An Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets or any material interruption in the clearance and settlement systems in the United States or, if such Securities are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities  are denominated or payable, or (iv) if the rating assigned by any NRSRO to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent’s attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c)           General.  In the event of a termination of this Agreement, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the fourth paragraph on Section 2(a) hereof, (ii) if at the time of termination (A) an Agent shall own any Securities purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 11.         Notices.

Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed as set forth below their respective signatures hereto.  Notices to the Company shall be directed to it as follows:  PACCAR Financial Corp., 777 106th Avenue N.E., Bellevue, Washington 98004, Attention:  Treasurer.

SECTION 12.         Parties.

This Agreement shall inure to the benefit of and be binding upon the several Agents and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors of their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities  and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Agent(s), on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent(s) and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.         GOVERNING LAW; FORUM.

THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

Please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

PACCAR Financial Corp.

By

Accepted:

BNP PARIBAS SECURITIES CORP.

By:

Title:

BNP Paribas Securities Corp.
787 7th Avenue, 28th Floor
New York, NY 10019
Attn: Debt Capital Markets
Phone: 212- 841-3158
Fax: 212-841-2114
BARCLAYS CAPITAL INC.

By:

Title:

Barclays Capital
200 Park Avenue
New York, NY 10166
Attn.: MTN Trading
Phone: 212-412-6859
Fax: 212-412-7305
CITIGROUP GLOBAL MARKETS INC.

By:

Title:

Citigroup Global Markets Inc.
388 Greenwich Street - 34th floor
New York, NY 10013
Attn: Transaction Execution Group
Phone: 212.816.6982
Fax: 646.862.8807

GOLDMAN, SACHS & CO.

By:

Title:

Goldman, Sachs & Co.
One New York Plaza
42nd Floor
New York, NY 10004
ATTN: Registration Department
Phone: (212) 902 - 7243
Fax: (212) 902 - 1000

UBS SECURITIES LLC

By:

Title:

By:

Title:

UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Attn: Fixed Income Syndicate
Phone: 203 719-1088
Fax: 203 719-0494

MORGAN STANLEY & CO., INC.

By:

Title:

Morgan Stanley & Co., Inc.
1585 Broadway
New York, NY 10036
Attn: Corporate Bond Syndicate
Phone: 212-761-1872
Fax: 212-761-0086

Exhibit A

The following terms, if applicable, shall be agreed to by the purchasing Agent and the Company pursuant to each Terms Agreement:

Principal Amount:  $

  (or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Security, Interest Rate:

If Floating Rate Security:

Interest Rate Basis or Bases:

If LIBOR:

        LIBOR Reuters
        LIBOR Moneyline Telerate
LIBOR Currency

If CMT Moneyline Rate:

CMT Moneyline Telerate Page 7051
CMT Moneyline Telerate Page 7052
If CMT Moneyline Telerate Page 7052:

     Weekly Average
     Monthly Average

Initial Interest Rate:
Initial Interest Reset Date:
Spread or Spread Multiplier, if any:
Interest Rate Reset Date(s):
Index Maturity:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Interest Payment Date(s):
Interest Determination Date(s):
Calculation Date:
Calculation Agent:

If Redeemable:

Initial Redemption Date:
Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

If Repayable at Option of Holder:

Optional Repayment Date:

Date of Maturity:
Purchase Price:          %
Settlement Date and Time:
Settlement Details:
Currency of Denomination:
Denominations (if currency is other than U.S. dollars):
Currency of Payment:
Exchange Rate Agent
Additional Terms:

Also, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 5(e) of the Distribution Agreement

Legal Opinions pursuant to Section 5(b) and (c) of the Distribution Agreement

Comfort Letter pursuant to Section 5(f) of the Distribution Agreement

Other sales prior to Settlement Date pursuant to Section 3(l) of the Distribution Agreement

PACCAR FINANCIAL CORP.

ADMINISTRATIVE PROCEDURES

FOR FIXED AND FLOATING RATE MEDIUM-TERM NOTES, SERIES L
(ATTACHMENT TO THE DISTRIBUTION AGREEMENT
DATED November 7, 2006)

PACCAR Financial Corp., a Washington corporation (the “Company”), proposes to offer on a continuing basis its Medium-Term Notes, Series L (the “Notes”) through BNP PARIBAS, Barclays Capital, Citigroup Global Markets Inc., Goldman, Sachs & Co., UBS Securities LLC and Morgan Stanley & Co., Inc., who, as agents (each an “Agent”, and, collectively, the “Agents”), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company.  The Agents may also purchase Notes as principal for resale.

The Notes are being sold pursuant to a Distribution Agreement, by and among the Company and the Agents, dated November 7, 2006 (the “Distribution Agreement”).  The Notes will be issued pursuant to an Indenture dated as of December 1, 1983 as amended by the first supplemental indenture dated as of June 19, 1989 (the “Indenture”), between the Company and Wilmington Trust Company as trustee (the “Trustee”).  A Registration Statement (the “Registration Statement”, which term shall include any additional registration statements filed in connection with the Notes as provided in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the “Commission”).  The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the “Prospectus Supplement”.  The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the “Pricing Supplement”.

The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a “Book-Entry Note”) delivered to the Trustee, as agent for the Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a “Certificated Note”) delivered to the purchaser thereof or a person designated by such purchaser.  Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

The Company has appointed Citibank, N.A., as paying agent (the “Paying Agent”) with respect to the Notes.  The Company has also appointed Citibank, N.A., as calculation agent (the “Calculation Agent”) with respect to Notes bearing interest at rates determined if reference to selected indices (“Floating Rate Notes”).

Administrative procedures and specific terms of the offering are explained below.

General procedures relating to the issuance of all Notes are set forth in Part I hereof.  Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be used in accordance with the procedures set forth in Part III hereof.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes (which in the case of Notes issued in book-entry form shall be the related Book-Entry Note), as the case may be.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:

Each Note will be dated as of the date of its authentication by the Trustee.  Each Note shall also bear an original issue date (the “Original Issue Date”).  The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:

Each Note will mature on a date selected by the purchaser and agreed to by the Company which is nine months or more from its Original Issue Date; provided, however, that Floating Rate Notes will mature on an Interest Payment unless the principal of the Note, or any installment of principal, becomes due and payable prior to the Stated Maturity Date.  This could happen by the declaration of acceleration of maturity, redemption at the option of the Company, or repayment at the option of the purchaser.  The applicable Pricing Supplement will state whether the Notes are subject to redemption or payment prior to their Stated Maturity at the option of the Company or the purchaser, respectively, and specify the date or dates on which such redemption or repayment may be made.

Denominations:

The Notes generally will be issued in denominations of U.S. $1,000 and integral multiples thereof.  Any Notes denominated other than in U.S. dollars will be issuable in denominations as set forth in the applicable Pricing Supplement and in such Notes.

Registration:

Notes will be issued only in fully registered form.

Redemption/Repayment:

The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any.  Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and the applicable Note.  If no Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its stated maturity.

The Notes will be subject to redemption by the Company on and after their respective Redemption Dates, if any.  Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note.  If no Redemption Dates are indicated with respect to a Note, such Note will not be redeemable prior to its stated maturity.

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Interest:

Each Note will bear interest in accordance with its terms.  The Paying Agent will advise the Company by telecopy of each determination of the interest rate applicable to each Floating Rate Note promptly after such determination is made by the Calculation Agent.

Calculation of Interest:

Interest on each Note (including payments for partial periods) will be calculated as set forth in the relevant Note, the Prospectus Supplement and any Pricing Supplement.

Acceptance and Rejection of Offers:

The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part.  The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it.  Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the Distribution Agreement, dated the date hereof, by and among the Company and the Agents.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Note.  The Pricing Supplement shall be in substantially the forms attached hereto as Exhibits A and B.  Information to be included in the Pricing Supplement shall include:

1)     The name of the Company;

2)     The title of the securities, including series designation;

3)     The date of the Pricing Supplement and the date of the Prospectus Supplement to which the Pricing Supplement relates;

4)     The Price to Public (but only if (a) the trade is being made on an agency basis and (b) such Price to Public is other than 100%);

5)     Net Proceeds to the Company, but only if the trade is being made on a principal basis and (b) the Net Proceeds to the Company is other than 100%, less what would have been the applicable agency commission;

6)     The information with respect to the terms of the Notes set forth below (whether or not the applicable Note is a Book-Entry Form Settlement Procedures”, items 2, 3, 7, 8 and 9);

7)     Any other terms of the Notes not otherwise specified in the Prospectus or Prospectus Supplement;

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8)     Maturities;

9)     Interest rates;  and

10)   Redemption provisions.

The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 A.M. New York City time on the Business Day (as defined below) following the trade date) to the Agent which presented the offer to purchase the applicable Note (the “Presenting Agent”) at the following addresses:

If to BNP Paribas Securities Corp.:

BNP Paribas Securities Corp.

787 7th Avenue, 28th Floor

New York, NY  10019

Attn: Debt Capital Markets

Phone: 212- 841-3158

Fax: 212-841-2114

If to Barclays Capital Inc.:

Barclays Capital

200 Park Avenue

New York, NY 10166

Attn.:  MTN Trading

Phone: 212-412-6859

Fax:  212-412-7305

If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.

388 Greenwich Street - 34th floor

New York, NY  10013

Attn:  Transaction Execution Group

Phone:  212.816.6982

Fax:  646.862.8807

If to Goldman, Sachs & Co.:

Goldman, Sachs & Co.

One New York Plaza

42nd Floor

New York, NY  10004

ATTN: Registration Department

Phone: (212) 902 - 7243

Fax: (212) 902 — 1000

If to UBS Securities LLC:

4

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attn: Fixed Income Syndicate

Phone: 203 719-1088

Fax: 203 719-0494

If to Morgan Stanley & Co., Inc.:

Morgan Stanley & Co., Inc.

1585 Broadway

New York, NY  10036

Attn: Corporate Bond Syndicate

Phone: 212-761-1872

Fax: 212-761-0086

In each instance that a Pricing Supplement is prepared, the Agents will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent.  Pursuant to Rule 434 (“Rule 434”) of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus.  Outdated Pricing Supplements, and the supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:

The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.”  Offers accepted by the Company will generally be settled from one to three Business Days or at a time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedures Timetable” with respect to Book-Entry Notes and Certificated Notes, respectively.  Each such date fixed for settlement is hereinafter referred to as a “Settlement Date”.  If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be agreed to by the Agent and the Company and set forth in the applicable Terms Agreement.  The Company will notify the Trustee on the date that issuance instructions are given.

Procedure for Rate Setting and Posting:

The Company and the Agent will discuss, from time to time, the Maturities, the issue prices and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agent.  If the Company decides to set interest rates borne by any Notes in respect of which the Agent is to solicit orders (the Setting of such interest rates to be referred to herein as

5

“Posting”) or if the Company decides to change interest rates previously posted, it will promptly advise the Agent of the prices and interest rates to be posted.  The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Agent of said assignment by telephone and/or by electronic transmission (including facsimile or e-mail transmission).  The Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to selling group members.

Procedure for Changing Rates or Other Variable Terms:

When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes.  The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms.

At such time as the Company advises the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.  Until such time only “indications of interest” may be recorded.  Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable Settlement Procedures.  The foregoing procedure for changes shall in no way effect the Company’s right to suspend all solicitations of offers to purchase Notes as set forth in the Distribution Agreement.

Suspension of Solicitation; Amendment or Supplement:

Subject to its representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time.  Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed.  If the Company decides to amend or supplement the Registration Statement (including incorporating any documents by reference therein or the Prospectus or any supplement relating to the Notes other than to change rates or other variable terms with respect to the offering of the Notes), it will promptly advise the Agents, Trustee and Agents’ counsel and will furnish the Agents and their counsel with copies of the proposed amendment or supplement (including any document proposed to be incorporated by reference therein).  One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:  BNP Paribas Securities Corp., 787 Seventh Avenue, 28th Floor; Attention:  Debt Capital Markets; Barclays Capital Inc., 200 Park Avenue, New York, NY   10166, Attention: MTN Trading; Citigroup Global Markets Inc., 388 Greenwich Street, 34th Floor, New York, NY   10013, Attention: Medium-Term Note Department; For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Norman D. Slonaker, Esq., (212) 839-5356, telecopier: (212) 839-5599.

6

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agents and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers.  The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus may not be so delivered.

Delivery of Prospectus:

A copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.  The Company will make all such Prospectus deliveries with respect to all Notes sold directly by the Company.

Authenticity of Signatures:

The Agent will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any note.

Documents Incorporated by Reference:

The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement.

Business Day:

“Business Day” means, unless otherwise stated in the applicable Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York provided, however, that, with respect to foreign currency notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day.  “London Banking Day” means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement,

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(1)        the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or

(2)        the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee or the Paying Agent to risk or expend its own funds in connection with any payment to the Company, or the Agents, or DTC, or any Noteholder, it being understood by all parties that payments made by the Trustee or the Paying Agent to either the Company, or the Agents, or DTC, or any Noteholder shall be made only to the extent that funds are provided to the Trustee or the Paying Agent, as the case may be, for such purpose.

PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement, with respect to the Notes dated October 31, 1988, between the Trustee and DTC (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, redemption terms and/or repayment, specified currency, interest rate, settlement date and Stated Maturity (collectively, the “Fixed Rate Terms”) will be represented initially by a single global security in fully registered form without coupons (each, a “Book-Entry Note”); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, specified currency, redemption and/or repayment terms, base rate upon which interest may be determined (each, a “Base Rate”), which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or any other rate set forth by the Company, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, and Stated Maturity (collectively, the “Floating Rate Terms”) will be represented initially by a single Book-Entry Note.

Except as set forth in the Notes, no owner of a beneficial interest in a Book-Entry Note shall be entitled to receive any Note issued in certificated form with respect to such beneficial interest.

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Identification:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book Entry Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers.  The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure C.  DTC will notify the CUSIP Service Bureau Periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes.  The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Book-Entry Notes.  Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.  Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign currencies) and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:

Unless otherwise specified by DTC, each Book-Entry Note will be registered in the name of CEDE & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture.  The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.  The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Neither the Company nor the Trustee shall have any liability or responsibility for the book-entry system maintained by DTC.  For all purposes under the Indenture, CEDE & Co. as the registered owner of a Book-Entry Note shall be considered the sole Holder of such Note.

Transfers:

Transfers of a beneficial interest in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

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Exchanges:

The Trustee may deliver, at the Company’s request, to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Book-Entry Notes, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Company to be assigned to such replacement Book-Entry Note.  Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid.  On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Services Bureau procedures, be canceled and not immediately reassigned.  Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more foreign currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more foreign currencies) of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (see “Denominations” below).

Denominations:

Unless otherwise provided in the applicable Pricing Supplement, notes will be issued in denominations of $1,000 and integral multiples in excess of $1,000.  Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof in one or more foreign currencies).  If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign currencies) would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 (or the equivalent thereof in one or more foreign currencies) principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form.  In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal and Interest:

PAYMENTS OF INTEREST ONLY.  Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date

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(other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts.

DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s.  On such Interest Payment Date, the Company will pay to the Trustee as Paying Agent in immediately available funds, and the Trustee as Paying Agent in turn will pay in immediately available funds to DTC, such total amount of interest due (other than at Maturity) which is payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.”  The Trustee as Paying Agent shall make payment of that amount of interest due and owing on any Book-Entry Notes that Participants have elected to receive in foreign currencies directly to such Participants.

NOTICE OF INTEREST PAYMENTS AND REGULAR RECORD DATES.  On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form.  Promptly after each Determination Date for Floating Rate Notes issued in book-entry form, the Company will notify Standard & Poor’s of the interest rates determined on such Interest Determination Date.

PAYMENTS AT MATURITY.   On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in, or for which Notice of Repayment at the option of the Holder has been received with respect to, the following month.

The Trustee, the Company and DTC will confirm the amount of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the maturity of such Book-Entry Note.  At such maturity, the Company will pay to the Trustee as Paying Agent in immediately available funds, and the Trustee as Paying Agent in turn will pay to DTC in immediately available funds, the principal amount of such Note, together with interest and premium, if any, due at such maturity which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.”  The Trustee as Paying Agent shall make payment of the principal, premium, if any, and interest to be paid at maturity of such Book-Entry Notes that Participants have elected to receive in foreign currencies directly to such Participants.  If any maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such maturity.  Promptly after (i) payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note which are payable in U.S. dollars and (ii) payment of the principal, interest and premium, if any, due at the maturity of such Book-Entry Note to those Participants who have elected to receive such payments in foreign currencies, the Trustee will promptly cancel such Book-Entry Note and periodically destroy groups of such Notes and deliver a certificate of destruction to the Company.  On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

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MANNER OF PAYMENT.  The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee as Paying Agent in funds available for use by the Trustee as Paying Agent as of 9:30 a.m., New York City time, on such date.  The Company will make such payment on such Book-Entry Notes by instructing the Trustee as Paying Agent to withdraw funds from an account maintained by the Trustee at Citibank, N.A. Prior to 10:00 a.m., New York City time on such date or as soon as possible thereafter, following receipt of such funds from the Company, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of interest, principal and premium, if any, due on a Book-Entry Note on such date.  On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee as Paying Agent and DTC.  Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC.  Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U. S. dollars by DTC to such Participants of the principal of premium, if any, or interest on, the Book-Entry Notes.  The Trustee shall make all payments of principal, premium, if any, and interest on each Book-Entry Note that Participants have elected to receive in foreign currencies directly to such Participants.

WITHHOLDING TAXES.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Settlement Procedures:

Settlement Procedures with regard to each Note in book-entry form sold by each Agent, as agent of the Company or purchased by an Agent, as principal, shall be completed as soon as possible following the trade, but no later than the times set forth below:

(A)                              The Presenting Agent will advise the Company by telecopy of the following Settlement information:

1)              Taxpayer identification number of the purchaser.

2)              Principal amount, authorized denomination and specified currency of the Note.

3)              Fixed Rate Notes:

a)              interest rate;

b)             interest payment dates.

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Floating Rate Notes:

a)       interest rate basis or bases;

b)      initial interest rate;

c)       spread or spread multiplier, if any;

d)      interest reset dates;

e)       interest rate reset period;

f)       interest payment dates;

g)      interest payment period;

h)      record dates;

i)        index maturity, if any;

j)        calculation agent;

k)       maximum interest rate, if any;

l)        minimum interest rate, if any;

m)      calculation date; and

n)      interest determination dates.

4)              Price to public of the Note.

5)              Trade date.

6)              Settlement Date (Original Issue Date).

7)              Maturity Date.

8)              Redemption provisions, if any, including: Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

9)              Holder’s Optional Repayment Date(s), if any.

10)        Net Proceeds to the Company.

11)        Whether the trade is being made on an agency basis or a principal basis and the Agent’s commission or discount, as applicable.

12)        Currency payment option for specified currency.

13)        Whether such Note is being issued with Original Issue Discount and the terms thereof.

14)        Exchange Rate Agent, if any.

15)        Such other information specified with respect to the Notes.

(B)                                The Company will provide to the Trustee by telecopy or other acceptable method executed by the President, any Vice President or Treasurer the applicable settlement information outlined above received from the agent including the name of the Agent.

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(C)                                The Trustee will assign a CUSIP number to the Book-Entry Note, and will telephone and advise the Company and the Presenting Agent of said CUSIP number.

The Trustee will communicate to DTC and the Presenting Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1)              The information set forth in Settlement Procedure A.

2)              Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Presenting Agent.

3)              Identification of the Book-Entry Note or Floating Rate Book-Entry Note.

4)              Initial Interest Payment Date for such Note, number of days by which said date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date which is five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

5)              CUSIP number of the Book-Entry Note representing such Note.

6)              Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor’s.

(D)                               The Company will complete and deliver to the Trustee a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

(E)                                 The Trustee will authenticate the Book-Entry Note representing such Note.

(F)                                 DTC will credit such Note to the participant account of the Trustee maintained by DTC.

(G)                                The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Presenting Agent’s commission or discount.  Any entry of such deliver order shall be deemed to constitute a

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representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Medium-Term Note Certificate Agreement.

(H)                               In the case of Book-Entry Notes sold through the Presenting Agent, as agent, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent’s participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

(I)                                    Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(J)                                   The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

(K)                               The Trustee will send a copy of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding under the Indenture as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

(L)                                 If such Note was sold through the Presenting Agent, as agent, the Presenting Agent will confirm the purchase of such Note to the purchaser  either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

For offers to purchase Notes accepted by the Company, Settlement Procedures “A” through “L” set forth  above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	If possible by 2:00 p.m. on the trade date or within one hour following the trade
B	As soon as practicable following the trade, but in no event later than 2:00 p.m. on the Business Day following the trade date

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C	No later than the close of business on the trade date
D	3:00 p.m. on the Business Day following the trade date
E	9:00 a.m. on Settlement Date
F	10:00 a.m. on Settlement Date
G-H	No later than 2:00 p.m. on Settlement Date
I	4:00 p.m. on Settlement Date
J-L	5:00 p.m. on Settlement Date

Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Company shall notify the Trustee thereof, and upon receipt of such notice the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Fails:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure G, then upon written request (which may be evidenced by telecopy transmission) of the Company, the Trustee shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC.  DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited.  If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note “canceled,” make appropriate entries in its records and send such canceled Book-Entry Note to the Company.  The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.  If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the Surrendered Book-Entry Note.

In the case of any Book-Entry Note sold through the Presenting Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively.  Thereafter, the Trustee will

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deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

PART III:  PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Denominations:

The Certificated Notes will be issued in denominations of U.S. $1,000 and integral multiples thereof.  Any notes denominated other than in U.S. dollars will be issuable in denominations as set forth in the applicable Pricing Supplement and in such Notes.

Payments of Principal and Interest:

Upon presentment and delivery of the Certificated Note, the Trustee will pay the principal amount of each Certificated Note at maturity and the final installment of interest in immediately available funds.  All other interest payments on a Certificated Note, other than interest due at maturity, will be made by check drawn on the Trustee as Paying Agent and mailed by the Trustee as Paying Agent to the person entitled thereto as provided in the Indenture and Certificated Note.  However, holders of $1,000,000, or the equivalent amount in a specified currency, or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date.  Any wire transfer instructions received by the Paying Agent shall remain in effect until revoked by the Holder of the Note.  Any payment of principal or interest required to be made on an Interest Payment Date or at maturity of a Note which is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment date of Maturity Date.

The Trustee will provide monthly to the Company a list of the principal and interest in each currency to be paid on Certificated Notes maturing in the next succeeding month.  The Trustee as Paying Agent will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

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Certificated Notes presented to the Paying Agent at maturity for payment will be canceled by the Paying Agent.  All canceled Certificated Notes held by the Paying Agent shall be destroyed, and the Paying Agent shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:

Settlement Procedures with regard to each Certificated Note purchased through any Agent, as agent, or purchased by an Agent, as principal, shall be as follows:

(A)                              The Presenting Agent will advise the Company by telephone of the following Settlement information with regard to each Note:

1)                                      Exact name in which the Certificated Note(s) is to be registered (the “Registered Owner”).

2)                                      Denomination of the Certificated Note.

3)                                      Fixed Rate Notes:

a)                                      Interest rate;

b)                                     Interest payment dates.

Floating Rate Notes:

a)                                      Interest rate basis or bases;

b)                                     Initial interest rate;

c)                                      Spread or spread multiplier, if any;

d)                                     Interest reset dates;

e)                                      Interest rate reset period;

f)                                        Interest payment dates;

g)                                     Interest payment period;

h)                                     Record dates;

i)                                         Index maturity, if any;

j)                                         Calculation agent;

k)                                      Maximum interest rate, if any;

l)                                         Minimum interest rate, if any;

m)                                   Calculation date; and

n)                                     Interest determination dates.

4)                                      Price to public of the Certificated Note.

5)                                      Trade date.

6)             Settlement date (Original Issue Date).

7)                                      Maturity date.

8)                                      Redemption provisions, if any, including: Initial Redemption Date, Initial Redemption Percentage, and Annual Redemption Percentage Reduction.

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9)                                      Net proceeds to the Company.

10)                                Holder’s Optional Repayment Date(s), if any.

11)                                Whether the trade is being made on an agency basis or a principal basis and the Agent’s commission or discount, as applicable.

12)                                Currency payment option for specified currency.

13)                                Whether such Note is being issued with Original Issue Discount and the terms thereof.

14)                                Exchange Rate Agent, if any.

15)                                Such other information specified with respect to the Notes.

(B)                                After receiving such settlement information from the Agent, the Company will advise the Trustee of the above settlement information.  The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Agent and the Trustee and will cause the Trustee to authenticate and deliver Notes.

(C)                                The Trustee will complete the preprinted 4-ply Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

1)                                      Certificated Note with Agent’s customer confirmation.

2)                                      Stub 1 – for Trustee.

3)                                      Stub 2 – for Presenting Agent.

4)                                      Stub 3 – for the Company.

(D)                               With respect to each trade, the Trustee will deliver the Certificated Notes and Stub 2 thereof to the Presenting Agent at the following applicable address:, BNP Paribas Securities Corp., 787 Seventh Avenue, 28th Floor, New York, NY   10019, Attention: Debt Capital Markets; Barclays Capital Inc.,  c/o The Bank of New York, 1 Wall Street, 3rd Floor, New York, NY   10286,  Attention: Dealer Clearance; Citigroup Global Markets Inc.,388 Greenwich Street, 34th Floor, New York, NY   10013 , Attention: Medium-Term Note Department; The Trustee will keep Stub 1.  The Presenting Agent will acknowledge receipt of the Certificated Note through a broker’s receipt and will keep Stub 2.  Delivery of the Certificated Note will be made only against such acknowledgement of receipt.  Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to the standard wire instructions given by the Company.

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(E)                                 The Presenting Agent will deliver the Certificated Note (with confirmation), as well as a copy of the Prospectus and any applicable Prospectus Supplement or Supplements received from the Company to the purchaser against payment in full in immediately available funds.  In all cases, the prospectus, prospectus supplement and pricing sticker must accompany or precede the earlier of the written confirmation of the sale of the Notes or the delivery of the Notes.  If instructed by the purchaser to deliver the Note and confirmation to different locations, the Note and the confirmation will each be accompanied or preceded by the prospectus, prospectus supplement and pricing sticker to the Note being delivered.

(F)                                 The Trustee will send Stub 3 to the Company.

Settlement Procedures Timetable:

For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures “A” through “F” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time

A-B	3:00 p.m. on Business Day prior to Settlement Date
C-D	2:15 p.m. on Settlement Date
E	3:00 p.m. on Settlement Date
F	5:00 p.m. on Settlement Date

Failure to Settle:

In the event that a purchaser of a Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the Trustee.  The Trustee, upon receipt of the Certificated Note from the Presenting Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Presenting Agent in settlement for the Certificated Note.  Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; Provided that the Company has received notice on the same day.  If such failure shall have occurred for any reason other than failure by such Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.  Upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will mark the note “canceled,” make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify the Company in writing.

20

Exhibit A

Pricing Supplement Dated	Rule 424(b) (3)
(To Prospectus dated •, 2006 and	File No.
Prospectus Supplement dated •, 2006)

PACCAR FINANCIAL CORP.

Medium-Term Notes - Fixed Rate

We are hereby offering to sell Notes having the terms specified below to you with the assistance of:

☐   BNP Paribas Securities Corp.

☐   Barclays Capital Inc.

☐   Citigroup Global Markets Inc.

☐   Goldman, Sachs & Co.

☐   UBS Securities LLC

☐   Morgan Stanley & Co., Inc.

☐   Other:                                          ,

☐   acting as: ☐ principal  ☐ agent

at: ☐ varying prices related to prevailing market prices at the time of resale ☐ a fixed initial public offering price of     % of the Principal Amount.

Principal Amount:	Original Issue Date:

Agent’s Discount or Commission:	Maturity Date:

Nets Proceeds to Company:	Interest Payment Date(s):

Interest Rate: % per annum

Redemption:
☐	The Notes may not be redeemed prior to the Maturity Date.
☐	The Notes may be redeemed at the option of the Company prior to the Maturity Date.
Initial Redemption Date:
Initial Redemption Percentage: %
Annual Redemption Percentage Reduction: % until Redemption Percentage is 100% of the Principal Amount.
☐	The Notes shall be redeemed by the Company prior to the Maturity Date (see attached).

Repayment:
☐	The Notes may not be repaid prior to the Maturity Date.
☐	The Notes may be repaid prior to the Maturity Date at the option of the holder of the Notes.
Optional Repayment Date(s):

Currency:
Specified Currency: (If other than U.S. dollars, see attached)
Minimum Denominations: (Applicable only if Specified Currency is other than U.S. dollars)
Exchange Rate Agent: (Applicable only if Specified Currency is other than U.S. dollars)

If Discount Note, check ☐
Issue Price: %

Form:	☐ Book-Entry	☐ Certificated

Other Provisions:

A-1

Exhibit B

Pricing Supplement dated	Rule 424(b) (3)
(To Prospectus dated December 23, 2003 and	File No.
Prospectus Supplement dated December 23, 2003)

PACCAR FINANCIAL CORP.

Medium-Term Notes - Floating Rate

We are hereby offering to sell Notes having the terms specified below to you with the assistance of:

☐   BNP Paribas Securities Corp.

☐   Barclays Capital Inc.

☐   Citigroup Global Markets Inc.

☐   Goldman, Sachs & Co.
☐   UBS Securities LLC

☐   Morgan Stanley & Co., Inc

☐   Other:                                                        ;

☐   acting as ☐ principal  ☐ agent

at: ☐varying prices related to prevailing market prices at the time of resale ☐ a fixed initial public offering price of     % of the Principal Amount.

Principal Amount:	Original Issue Date:

Agent’s Discount or Commission:	Maturity Date:

Net Proceeds to Company:	Interest Payment Date(s):

Calculation Agent:

Interest Calculation:

☐	Regular Floating Rate Note	☐	Floating Rate/Fixed Rate Note
☐	Inverse Floating Rate Note		Fixed Rate Commencement Date:
	Fixed Interest Rate:		Fixed Interest Rate:
☐	Other Floating Rate Note (see attached)

Initial Interest Rate:

Initial Interest Reset Date:

Interest Reset Date(s):

Interest Rate Basis:

☐ CD Rate	☐	Federal Funds Rate	☐ Prime Rate
☐ Commercial Paper Rate	☐	LIBOR	☐ Treasury Rate
☐ CMT Rate	Designated LIBOR Page:		☐ Other (see attached)
☐ CMT Moneyline Telerate Page 7051		☐ LIBOR Reuters Page
☐ CMT Moneyline Telerate Page 7052		☐ LIBOR Moneyline Telerate
If CMT Moneyline Telerate Page 7052:	LIBOR Currency:
☐ Weekly Average	☐	EURIBOR
☐ Monthly Average

B-1

Index Maturity:

Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

Day Count Convention:

☐    30/360 for the period from        to        .

☐    Actual/360 for the period from         to        .

☐    Actual/Actual for the period from        to        .

Redemption:

☐    The Notes may not be redeemed prior to the Maturity Date.

☐    The Notes may be redeemed at the option of the Company prior to Maturity Date.

Initial Redemption Date:

Initial Redemption Percentage:        %

Annual Redemption Percentage Reduction:        % until Redemption Percentage is 100% of the Principal Amount.

☐                 The Notes shall be redeemed by the Company prior to the Maturity Date (see attached).

Repayment:

☐    The Notes may not be repaid prior to the Maturity Date.

☐    The Notes may be repaid prior to the Maturity Date at the option of the holder of the Notes.

Optional Repayment Date(s):

Currency:

Specified Currency:                                   (If other than U.S. dollars, see attached)

Minimum Denominations:                       (Applicable only if Specified Currency is other than U.S. dollars)

Exchange Rate Agent:                             (Applicable only if Specified Currency is other than U.S. dollars)

If Discount Note, check ☐

Issue Price:        %

Form:        ☐       Book-Entry          ☐       Certificated

Other Provisions:

B-2